Exhibit 23.4

Consent of Independent Certified Public Accountants

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4A of our auditor’s report dated March 16, 2022 relating to the financial statements of Whizz Systems, Inc., which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ Holthouse Carlin & Van Trigt LLP

Irvine, California
March 16, 2022